UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2006

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-06544 (Commission File Number)	74-1648137 (IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Retirement Arrangements with Chief Financial Officer
On December 11, 2006, John K. Stubblefield, Jr., the Executive Vice President, Finance and Chief Financial Officer and a member of the Board of Directors of Sysco Corporation (“SYSCO” or the “Company”) informed the Company’s Board of Directors that, in light of the decisions made by the Compensation Committee of the Board of Directors discussed below, he anticipates retiring from his positions as an officer and director of the Company after the end of the fiscal year ending June 30, 2007. Under the terms of the Company’s Supplemental Executive Retirement Plan (the “SERP”), Mr. Stubblefield would be 60% vested in his accrued SERP benefit based on his age at retirement, his years of credited service with the Company (22? years at retirement) and his years of service under the Company’s Management Incentive Plans (14 1/2 years at retirement). Such benefit is estimated to provide Mr. Stubblefield with annual payments of approximately $562,087 under the SERP. Under the terms of the SERP, the joint and two-thirds survivor option (with a ten-year certain guarantee) is the form of benefit payable to Mr. Stubblefield. Using the alternative vesting schedule provided for in the SERP, Mr. Stubblefield would be 80% vested in his accrued SERP benefits if he served for an additional six-month period and retired at the beginning of the 2008 calendar year. On December 8, 2006, in recognition of Mr. Stubblefield’s contributions to the Company and as an enticement to him to remain at the Company during the transition to a new Chief Financial Officer, effective upon his retirement at the end of the 2007 fiscal year, the Compensation Committee determined that it will credit Mr. Stubblefield with 1.5 years of additional service under the Company’s Management Incentive Plans so that he will be 85% vested in his accrued benefits under the SERP, making his annual estimated payment under the SERP approximately $785,465.
ITEM 8.01 OTHER EVENTS
Appointment of William J. DeLaney
On December 11, 2006, the Company announced that William J. DeLaney will assume responsibility as Senior Vice President, Financial Reporting effective January 1, 2007. Mr. DeLaney, age 51, joined Sysco Food Services of Syracuse in 1996 as chief financial officer, progressed to senior vice president in 1998 and Executive Vice President in 2002. In 2004, Mr. DeLaney became President and Chief Executive Officer of Sysco Food Services of Charlotte.
The Board of Directors has also indicated that it is planning to offer Mr. DeLaney the position of Executive Vice President and Chief Financial Officer pending the retirement of Mr. Stubblefield, the review of the Company’s Chief Executive Officer and the Board of Directors’ final approval.
Mr. DeLaney is an employee at will under Texas law and serves at the pleasure of the Board of Directors.

FORWARD-LOOKING STATEMENTS
Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding anticipated future executive officer appointments. These statements involve risks and uncertainties and are based on management’s current expectations and estimates; actual future executive officer appointments will be made based on management’s and the Board’s evaluation of all relevant information at that time, and statements made in this press release should not be taken as a guarantee as to any future action by management or the Board of Directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION
Date: December 12, 2006	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel and Corporate Secretary

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